SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 20, 2008

Great Plains Ethanol, LLC

(Exact name of registrant as specified in its charter)

South Dakota	0-49779	46-0459188
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27716 462nd Ave. Chancellor, South Dakota		57015
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (605) 647-0040

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

On February 20, 2008, we entered into a loan agreement with our primary lender, AgCountry Farm Credit Services, FLCA (“AgCountry”). See Item 2.03, the text of which is herein incorporated by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 20, 2008, we entered into a loan agreement with AgCountry. Under the agreement, AgCountry has agreed to provide us a revolving line of credit to the lesser of $15,000,000 or the borrowing base. The borrowing base is defined as the sum of 1) Inventory minus unsettled payables * 75%; 2) Gain/loss on market contracts * 75%; and 3) Accounts Receivables less than 90 days *75%. The line of credit note is subject to a variable rate of LIBOR plus 3.0%, adjusted monthly and payable quarterly, until February 1, 2009. On February 1, 2009, the interest rate may be changed at AgCountry’s discretion. The loan’s maturity is April 1, 2009, and is secured by all existing and future security agreements with AgCountry. In consideration of the loan, we agreed to maintain, in addition to the covenants under our existing credit facility with AgCountry, a minimum owner’s equity of at least $5,000,000 by December 31, 2007, a fixed coverage ratio of 1.00:1.00 by December 31, 2008, and a minimum owner’s equity percentage of 45% by December 31, 2007 and thereafter.

We plan to file the loan agreement and promissory note as exhibits with our next periodic report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ETHANOL, LLC

Dated: March 3, 2008	By:	/s/ Rick Serie
Rick Serie, Chief Executive Officer